  Exhibit 99.1

Issuer Direct Acquires FSCwire and Expands its ACCESSWIRE Business in Canada

Acquisition will immediately allow ACCESSWIRE to increase press release distribution capabilities in Canada and expand the Company’s customer base by 300

MORRISVILLE, NC / ACCESSWIRE / July 9, 2018 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company" or “Issuer Direct”), an industry-leading communications and compliance company, today announced its acquisition of FSCwire, a privately held, Calgary based newswire distribution company (“FSCwire”).

Issuer Direct’s strategic acquisition of FSCwire will allow the Company’s ACCESSWIRE business to immediately increase its press release distribution capabilities in Canada, thus reflecting the Company’s commitment to growth in Canada. The entire FSCwire team based in Calgary, Alberta, will stay with the Company and join the ACCESSWIRE team. In addition to increasing ACCESSWIRE’s capabilities, global foot print, distribution and addressable market, the acquisition bolsters ACCESSWIRE’s editorial strength in multiple locations to handle growing customer needs.

Moreover, the acquisition will result in 300 new customers. The Company anticipates the opportunity to cross-sell its other Platform id. offerings to these new customers will come next year, as its focus will first be on integration of systems, teams, processes and accounting. There will be no disruption to the FSCwire business during this integration.

FSCwire specializes in press release distribution to both public and private companies primarily in Canada. Its customer base includes public companies of all sizes on all stock exchanges;investor relations firms, law firms, accounting firms and corporate secretarial firms in addition to private companies, government agencies and not-for-profit organizations.

Brian Balbirnie, CEO of Issuer Direct, commented, “Our industry has seen significant consolidation since we entered the newswire business with our ACCESSWIRE acquisition in 2014, and this acquisition was a natural step for us. We have added our own key distribution points this year and FSCwire gives us even more points of delivery for our growing customer base, which now moves us closer to our stated goal of 2,500 customers by years end.”

Mr. Balbirnie added, “This acquisition, while accretive to our earnings, is far more about distribution and market expansion. ACCESSWIRE will now be able to expand its distribution with key exchange partners in Canada and other key access points to all current and prospective customers.”

“I am very excited with the future of the combined companies, as I believe this acquisition will provide many great opportunities to all of the staff in providing them with an amazing chance to succeed and grow inside of a much larger company. This will also be a very positive step towards offering our clients better options for U.S. and Global distribution, and also offering many new products and services that are not currently on our service list,” commented Fred Gautreau, President, FSCwire, who will be staying with the company as Director of Corporate Development.

The purchase price of $1,200,000 consisted of 80% cash at close, 15% cash held in escrow for eighteen months and 5% in shares of Issuer Direct common stock.

About FSCwire

FSCwire ("FSCwire") is a North American newswire dissemination, SEDAR / SEDI, and EDGAR / XBRL service provider. The services FSCwire provides to publicly traded companies help ensure necessary compliance is carried out in an efficient and timely manner. FSCwire is a full service Newswire Disseminator and is fully approved by all exchanges in Canada and the US. In addition to providing services to public companies, FSCwire is also able to complete newswire dissemination for private and not-for-profit companies. The staff members of FSCwire pride themselves on being Fast, Friendly, and Courteous. FSCwire has been in full operation since May 1998.

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id., empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in RTP, NC, Issuer Direct serves more than 2,000 public and private companies in more than 18 countries. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains ''forward-looking statements'' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the ''Exchange Act'') (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words ''believe,'' ''anticipate,'' ''estimate,'' ''expect,'' ''intend,'' ''plan,'' ''project,'' ''prospects,'' ''outlook,'' and similar words or expressions, or future or conditional verbs such as ''will,'' ''should,'' ''would,'' ''may,'' and ''could'' are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to and undertakes no obligation to revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2017, including but not limited to the discussion under ''Risk Factors'' therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com